EXHIBIT (a)(1)(E)

VIRTUS INVESTMENT PARTNERS, INC.

OFFER TO PURCHASE FOR CASH

UP TO $75,000,000 OF SHARES OF ITS COMMON STOCK

AT A PURCHASE PRICE NOT GREATER THAN $82.50

NOR LESS THAN $73.00 PER SHARE

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JUNE 8, 2016, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

May 10, 2016

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 10, 2016 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase, as they may be amended or supplemented from time to time, the “Offer”) in connection with the Offer by Virtus Investment Partners, Inc., a Delaware corporation (“Virtus” or the “Company”), to purchase for cash shares of its common stock, par value $0.01 per share (the “Shares”), having an aggregate purchase price of up to $75,000,000, at a purchase price of not greater than $82.50 nor less than $73.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer. Unless the context requires otherwise, all references to Shares shall refer to the shares of common stock, par value $0.01 per share, of Virtus. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Purchase.

Upon the terms and subject to the conditions of the Offer, Virtus will determine a single per Share price, not greater than $82.50 nor less than $73.00 per Share, that it will pay for Shares properly tendered and not properly withdrawn from the Offer, taking into account the number of Shares tendered and the prices specified by tendering shareholders. Virtus will select the single lowest price (in multiples of $0.50) (the “Purchase Price”) that will allow it to purchase the maximum number of Shares having an aggregate purchase price of $75,000,000 (or a lower amount if not enough Shares are properly tendered and not properly withdrawn to allow Virtus to purchase Shares having an aggregate purchase price of $75,000,000). Virtus will purchase all Shares properly tendered at prices at or below the Purchase Price and not properly withdrawn upon the terms and subject to the conditions set forth in the Offer, including the provisions relating to “odd lot” tenders, proration and conditional tenders described in the Offer to Purchase. Shares tendered at prices in excess of the Purchase Price and Shares not purchased because of proration or conditional tenders will be returned at the Company’s expense to the shareholders who tendered such Shares promptly after the Expiration Date.

The Offer is not conditioned on the receipt of financing or any minimum number of Shares being tendered. The Offer, however, is subject to other conditions set forth in Section 7 of the Offer to Purchase. The Company’s obligation to accept and pay for Shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the Offer is conditioned upon satisfaction or waiver of these conditions.

Virtus expressly reserves the right, in its sole discretion, to purchase additional Shares subject to applicable law. See Sections 1 and 15 of the Offer to Purchase.

If the number of Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date is less than or equal to an aggregate purchase price of $75,000,000, the Company will, subject to applicable law and upon the terms and subject to the conditions of the Offer, purchase all Shares so tendered at the Purchase Price.

As described in the Offer to Purchase, if Shares having an aggregate purchase price of more than $75,000,000, or any greater aggregate purchase price of Shares as Virtus may elect to purchase, subject to applicable law, are properly tendered and not properly withdrawn, Virtus will purchase Shares in the following order of priority:

First, Virtus will purchase all Odd Lots of less than 100 Shares at the Purchase Price from shareholders who properly tender all of their Shares owned at or below the Purchase Price and who do not properly withdraw them before the Expiration Date (tenders of less than all of the Shares owned, beneficially or of record, by such odd lot shareholders will not qualify for this preference);

Second, after purchasing all the Odd Lots that were properly tendered at or below the Purchase Price, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, Virtus will purchase Shares at the Purchase Price from all other holders who properly tender Shares at or below the Purchase Price and who do not properly withdraw them before the Expiration Date (except for shareholders who tendered Shares conditionally for which the condition was not satisfied), on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, until Virtus has acquired Shares having an aggregate purchase price of $75,000,000; and

Third, only if necessary to permit Virtus to purchase Shares having an aggregate purchase price of $75,000,000 (or such greater aggregate purchase price of Shares as Virtus may elect to purchase, subject to applicable law), Virtus will purchase Shares at the Purchase Price from shareholders who have properly tendered Shares at or below the Purchase Price conditionally (for which the condition was not initially satisfied) by random lot, to the extent feasible. To be eligible for purchase by random lot, shareholders whose Shares are conditionally tendered must have properly tendered all of their Shares and not properly withdrawn them before the Expiration Date.

Therefore, Virtus may not purchase all of the Shares that you tender even if you tender them at or below the Purchase Price. See Sections 1 and 6 of the Offer to Purchase.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.            Shares may be tendered at a price not greater than $82.50 nor less than $73.00 per Share or at the price determined pursuant to the Offer, as indicated in the attached Instruction Form, net to the seller in cash, less any applicable withholding taxes and without interest.

2.            The Offer, proration period and withdrawal rights will expire at 5:00 P.M., New York City time, on Wednesday, June 8, 2016, unless the Offer is extended by Virtus.

3.            The Offer is not conditioned on the receipt of financing or any minimum number of Shares being tendered. However, the Offer is subject to other conditions. The Company’s obligation to accept and pay for Shares properly tendered at or below the Purchase Price and not properly withdrawn pursuant to the Offer is conditioned upon satisfaction or waiver of these conditions. See Section 7 of the Offer to Purchase.

4.            The Offer is for Shares having an aggregate purchase price of $75,000,000 which, if fully subscribed and depending on the Purchase Price determined in the Offer, constitutes approximately 11.0% to 12.4% of the Company’s outstanding Shares as of May 6, 2016.

5.            None of Virtus, its Board of Directors, the Dealer Manager, the Information Agent or the Depositary makes any recommendation to you as to whether to tender or refrain from tendering your Shares or as to the Purchase Price or prices at which you may choose to tender them. You must make your own decision as to whether to tender your Shares and, if so, how many Shares to tender and the price or prices at which you will tender them. In doing so, you should read carefully the information in the Offer to Purchase and in the related Letter of Transmittal, including the purposes and effects of the Offer.

6.            The Purchase Price will be paid net to the tendering shareholders in cash, less any applicable withholding taxes and without interest, for all Shares purchased. Tendering shareholders who hold Shares registered in their own name and who tender their Shares directly to the Depositary will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in the Offer to Purchase, stock transfer taxes on the purchase of Shares by Virtus in the Offer. Shareholders holding Shares in a brokerage account or otherwise through brokers, dealers, commercial banks, trust companies or other nominees are urged to consult their brokers or such other nominees to determine whether transaction costs may apply if shareholders tender Shares through such brokers or other nominees and not directly to the Depositary.

If you wish to have us tender any or all of your Shares, please instruct us by completing, executing, detaching and returning the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept for each portion tendered.

Please forward your Instruction Form(s) to us as soon as possible to allow us ample time to tender your Shares on your behalf prior to the expiration of the Offer.

The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of the Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that jurisdiction, provided that we will comply with the requirements of Rule 13e-4(f)(8) promulgated under the Securities Exchange Act of 1934, as amended. However, Virtus may, in its discretion, take any action necessary to make the Offer to shareholders in any such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Virtus by Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Dealer Manager for the Offer, or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

INSTRUCTION FORM

With Respect to the Offer by

VIRTUS INVESTMENT PARTNERS, INC.

to Purchase for Cash Up to $75,000,000 of Shares

of its Common Stock, Par Value $.01 Per Share,

at a Purchase Price Not Greater Than $82.50 Nor Less Than $73.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 10, 2016, and the related Letter of Transmittal (which together, as they may be supplemented or amended from time to time, constitute the “Offer”) in connection with the Offer by Virtus Investment Partners, Inc., a Delaware corporation (“Virtus”), to purchase for cash shares of its common stock, $0.01 value per share (the “Shares”), having an aggregate purchase price of up to $75,000,000, at a price not greater than $82.50 nor less than $73.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest. Unless the context requires otherwise, all references to Shares shall refer to the shares of common stock, $0.01 value per share, of Virtus.

This Instruction Form will instruct you to tender to Virtus the number of Shares indicated below or, if no number is indicated below, all Shares which are beneficially owned by the undersigned and registered in your name, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES BEING TENDERED HEREBY:                              SHARES*

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT A PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 3 of the Letter of Transmittal)

☐	The undersigned wishes to maximize the chance of having Virtus purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE BOXES BELOW, the undersigned hereby tenders Shares at and is willing to accept the Purchase Price determined by Virtus pursuant to the Offer. Note that this election may lower the Purchase Price paid for all purchased Shares in the Offer and could result in the tendered Shares being purchased at the minimum price of $73.00 per Share.

— OR—

SHARES TENDERED AT A PRICE DETERMINED BY SHAREHOLDER

(See Instruction 3 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by Virtus will be purchased at the Purchase Price. A shareholder who wishes to tender Shares at more than one price must complete a separate Instruction Form for each price at which Shares are being tendered. The same Shares cannot be tendered (unless previously properly withdrawn in accordance with the terms of the Offer) at more than one price.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $73.00	☐ $75.50	☐ $78.00	☐ $80.50

☐ $73.50	☐ $76.00	☐ $78.50	☐ $81.00

☐ $74.00	☐ $76.50	☐ $79.00	☐ $81.50

☐ $74.50	☐ $77.00	☐ $79.50	☐ $82.00

☐ $75.00	☐ $77.50	☐ $80.00	☐ $82.50

ODD LOTS

(See Instruction 12 of the Letter of Transmittal)

This section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐	By checking this box, the undersigned represents that the undersigned owns, whether beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those Shares.

In addition, the undersigned is tendering shares either (check one box):

☐	at the Purchase Price, as the same will be determined by Virtus in accordance with the terms of the Offer (persons checking this box should not check any box in the section captioned “Shares Tendered at a Price Determined by Shareholder”); or

☐	at the price per Share indicated above in the section captioned “Shares Tendered at a Price Determined by Shareholder.”

CONDITIONAL TENDER

A tendering shareholder may condition his or her tender of Shares upon Virtus purchasing a specified minimum number of the Shares tendered, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Virtus pursuant to the terms of the Offer, none of the Shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate and appropriately indicate the minimum number of Shares that must be purchased from the shareholder in order for the shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Each shareholder is urged to consult with his or her own financial or tax advisor with respect to the advisability of making a conditional offer before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any shareholder tendering Shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from me, if any are purchased from me, is: Shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Virtus may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked this box:

☐	The tendered Shares represent all Shares held by the undersigned.

SIGN HERE

Account Number:

Signature(s):

Print Name(s):

Address(es):

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

Date: